EXECUTION





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                          AURORA LOAN SERVICES INC.,

                                  as Servicer



                                      and



                        LEHMAN BROTHERS HOLDINGS INC.,

                                   as Seller





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                    Structured Asset Securities Corporation
                    Amortizing Residential Collateral Trust
              Mortgage Pass-Through Certificates, Series 2000-BC3


                              SERVICING AGREEMENT

                          Dated as of August 1, 2000


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
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                                                          TABLE OF CONTENTS
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                                                                                                                 ----

                                                             ARTICLE I.
                                                             DEFINITIONS


                                                             ARTICLE II.
                                        SELLER'S ENGAGEMENT OF SERVICER TO PERFORM SERVICING
                                                          RESPONSIBILITIES

Section 2.01      Contract for Servicing; Possession of Servicing Files..........................................12
Section 2.02      Books and Records..............................................................................12

                                                            ARTICLE III.
                                                   SERVICING OF THE MORTGAGE LOANS

Section 3.01      Servicer to Service............................................................................13
Section 3.02      Collection of Mortgage Loan Payments...........................................................14
Section 3.03      Establishment of and Deposits to Custodial Account.............................................15
Section 3.04      Permitted Withdrawals From Custodial Account...................................................16
Section 3.05      Establishment of and Deposits to Escrow Account................................................17
Section 3.06      Permitted Withdrawals From Escrow Account......................................................18
Section 3.07      [Reserved].....................................................................................18
Section 3.08      Fidelity Bond and Errors and Omissions Insurance...............................................18
Section 3.09      Notification of Adjustments....................................................................18
Section 3.10      [Reserved].....................................................................................19
Section 3.11      Protection of Accounts.........................................................................19
Section 3.12      Title, Management and Disposition of REO Property..............................................19
Section 3.13      Real Estate Owned Reports......................................................................22
Section 3.14      MERS...........................................................................................22

                                                             ARTICLE IV.
                                                     PAYMENTS TO MASTER SERVICER

Section 4.01      Remittances....................................................................................22
Section 4.02      Statements to Master Servicer..................................................................23
Section 4.03      Monthly Advances by Servicer...................................................................24
Section 4.04      Compensating Interest..........................................................................25
Section 4.05      Credit Reporting...............................................................................25

                                                             ARTICLE V.
                                                    GENERAL SERVICING PROCEDURES

Section 5.01      Servicing Compensation.........................................................................25
Section 5.02      Annual Audit Report............................................................................25
Section 5.03      Annual Officer's Certificate...................................................................26

                                                             ARTICLE VI.
                                             REPRESENTATIONS, WARRANTIES AND AGREEMENTS

Section 6.01      Representations, Warranties and Agreements of the Servicer.....................................26
Section 6.02      Remedies for Breach of Representations and Warranties of the Servicer..........................27
Section 6.03      Additional Indemnification by the Servicer; Third Party Claims.................................28

                                                            ARTICLE VII.
                                                            THE SERVICER

Section 7.01      Merger or Consolidation of the Servicer........................................................29
Section 7.02      Limitation on Liability of the Servicer and Others.............................................29
Section 7.03      Limitation on Resignation and Assignment by the Servicer.......................................30

                                                            ARTICLE VIII.
                                                             TERMINATION

Section 8.01      Termination for Cause..........................................................................31
Section 8.02      Termination Without Cause......................................................................32

                                                             ARTICLE IX.
                                                      MISCELLANEOUS PROVISIONS

Section 9.01      Successor to the Servicer......................................................................33
Section 9.02      Costs..........................................................................................35
Section 9.03      Notices........................................................................................35
Section 9.04      Severability Clause............................................................................36
Section 9.05      No Personal Solicitation.......................................................................37
Section 9.06      Counterparts...................................................................................37
Section 9.07      Place of Delivery and Governing Law............................................................37
Section 9.08      Further Agreements.............................................................................37
Section 9.09      Intention of the Parties.......................................................................37
Section 9.10      Successors and Assigns; Assignment of Servicing Agreement......................................38
Section 9.11      Assignment by Lehman Capital...................................................................38
Section 9.12      [[Reserved.]]..................................................................................38
Section 9.13      Waivers........................................................................................38
Section 9.14      Exhibits.......................................................................................38
Section 9.15      Intended Third Party Beneficiaries.............................................................38
Section 9.16      Guarantor Audit and Inspection Rights: Access to Financial Statements..........................39
Section 9.17      Guarantor Right of Termination or Declaration of Event of Default..............................39
Section 9.18      Fees for Failure to Provide Timely Reports.....................................................39
Section 9.19      Confidentiality................................................................................40
Section 9.20      Deficiency Judgments...........................................................................40
Section 9.21      General Interpretive Principles................................................................40
Section 9.22      Reproduction of Documents......................................................................41

                                                        EXHIBITS & SCHEDULES

EXHIBIT A-1                Mortgage Loan Schedule
EXHIBIT A-2                Monthly Reporting Format to Master Servicer
EXHIBIT B                  Custodial Account Letter Agreement
EXHIBIT C                  Escrow Account Letter Agreement

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

                              SERVICING AGREEMENT

     THIS SERVICING AGREEMENT (this "Agreement"), entered into as of the 1st day of August, 2000, by and between LEHMAN BROTHERS HOLDINGS INC., a Delaware corporation (the "Seller") and AURORA LOAN SERVICES INC., a Delaware corporation ("the Servicer") recites and provides as follows:

                                    RECITAL

     WHEREAS, the Servicer and Lehman Brothers Bank, FSB (the "Bank") are parties to a Flow Servicing Agreement, dated as of August 31, 1999 (the
"8/31/99 Flow Agreement"), pursuant to which the Servicer services certain residential adjustable and fixed rate mortgage loans for the Bank;

     WHEREAS, the Servicer and Lehman Capital, a division of the Seller, are parties to a Flow Servicing Agreement, dated as of February 15, 2000 as amended (the "2/15/00 Flow Agreement") pursuant to which the Servicers services certain residential adjustable and fixed rate mortgage loans for Lehman Capital;

     WHEREAS, pursuant to an Assignment, Assumption and Recognition Agreement dated as of September 8, 2000, the Bank has assigned all of its rights, title and interest in the Serviced Mortgage Loans (as defined below) and the Flow
Servicing Agreement and delegated all of its obligations under such Agreement to the Seller, and the Seller has accepted such assignment and delegation;

     WHEREAS, the Seller has conveyed certain of the Mortgage Loans serviced under the 2/15/00 Flow Agreement and 8/31/99 Flow Agreement (as identified on
Schedule I hereto) (hereafter, the "Serviced Mortgage Loans") on a servicing-retained basis to Structured Asset Securities Corporation (the
"Depositor"), which in turn has conveyed the Serviced Mortgage Loans to First
Union National Bank, as trustee (the "Trustee") under a trust agreement dated as of August 1, 2000 (the "Trust Agreement"), among the Trustee, Wells Fargo
Bank Minnesota, National Association, as master servicer (together with any successor Master Servicer appointed pursuant to the provisions of the Trust
Agreement, the "Master Servicer"), the Depositor, Lehman Brothers Holdings
Inc., as seller, The Murrayhill Company, as loss mitigation advisor, and the Federal Home Loan Mortgage Corporation, as guarantor (the "Guarantor");

     WHEREAS, multiple classes of certificates (the "Certificates"), including the Class X Certificate, will be issued on the Closing Date pursuant to the Trust Agreement, and Lehman Brothers Inc. or a nominee thereof (together with any successor in interest thereto and any permitted assignee or transferee thereof, the "Directing Holder") is expected to be the initial registered holder of the Class X Certificates;

     WHEREAS, the Seller desires that the Servicer service the Serviced
Mortgage Loans pursuant to this Agreement, and the Servicer has agreed to do so, subject to the right of the Directing Holder, the Master Servicer and the Guarantor to terminate the rights and obligations of the Servicer hereunder subject to the other conditions set forth herein;

     WHEREAS, the Seller and the Servicer desire (i) to consolidate the servicing of the Serviced Mortgage Loans currently serviced under the 8/31/99
Flow Agreement and the 2/15/00 Flow Agreement under this Agreement and that
(ii) the provisions of this Agreement (and not the 8/31/99 Flow Agreement and the 2/15/00 Flow Agreement) will govern the Serviced Mortgage Loans for so long as the Serviced Mortgage Loans remain subject to the provisions of the Trust Agreement;

     WHEREAS, the Master Servicer and any successor Master Servicer shall be obligated under the Trust Agreement, among other things, to supervise the servicing of the Mortgage Loans on behalf of the Trustee, and shall have the right, under certain circumstances, to terminate the rights and obligations of the Servicer under this Servicing Agreement;

     WHEREAS, the Seller and the Servicer intend that each of the Master
Servicer, the Trustee, the Directing Holder and the Guarantor be an intended third party beneficiary of this Agreement;

     WHEREAS, the Seller and the Servicer acknowledge and agree that Lehman
Capital will assign all of its rights and delegate all of its obligations hereunder (excluding Lehman Capital's rights and obligations as owner of the servicing rights relating to the Mortgage Loans) to the Trustee, and that each reference herein to either Lehman Capital or the Seller is intended, unless otherwise specified, to mean the Seller or the Trustee, as assignee, whichever is the owner of the Mortgage Loans from time to time.

     NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Seller and the Servicer hereby agree as follows:

                                  ARTICLE I.
                                  DEFINITIONS

     The following terms are defined as follows (except as otherwise agreed in writing by the parties):

     Accepted Servicing Practices: With respect to any Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions that service mortgage loans of the same type as such Mortgage Loans in the jurisdiction where the related Mortgaged Property is located.

     Act: The National Housing Act, as amended from time to time.

     Adjustable Rate Mortgage Loan: A Mortgage Loan serviced pursuant to this
Agreement under which the Mortgage Interest Rate is adjusted from time to time in accordance with the terms and provisions of the Mortgage Note.

     Adverse REMIC Event: As defined in Article X of the Trust Agreement.

     Agreement: This Servicing Agreement and all amendments hereof and supplements hereto.

     Ancillary Income: All income derived from the Mortgage Loans, other than Servicing Fees and Prepayment Penalty Amounts, including but not limited to late charges, fees received with respect to checks or bank drafts returned by the related bank for non-sufficient funds, assumption fees, optional insurance administrative fees and all other incidental fees and charges.

     Appraised Value: The value set forth in an appraisal made in connection with the origination or the refinance of the related Mortgage Loan as the value of the Mortgaged Property.

     Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the transfer of the Mortgage to the party indicated therein, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering the Mortgage Loans secured by Mortgaged
Properties located in the same jurisdiction, if permitted by law.

     Best Efforts: Efforts determined to be reasonably diligent by the Seller or Servicer, as the case may be, in its sole discretion. Such efforts do not require the Seller or Servicer, as the case may be, to enter into any litigation, arbitration or other legal or quasi-legal proceeding, nor do they require the Seller or Servicer, as the case may be, to advance or expend fees or sums of money in addition to those specifically set forth in this Agreement.

     Business Day: Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions in the States of New York, Florida and Minnesota are authorized or obligated by law or executive order to be closed.

     Certificates: Any or all of the Certificates issued pursuant to the Trust
Agreement.

     Closing Date: September 8, 2000.

     Code: The Internal Revenue Code of 1986, as it may be amended from time to time or any successor statute thereto, and applicable U.S. Department of the Treasury regulations issued pursuant thereto.

     Condemnation Proceeds: All awards of settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan documents.

     Conventional Loan: A conventional residential first or second lien fixed or adjustable rate Mortgage Loan that is neither FHA insured nor VA guaranteed.

     Costs: For any Person, any claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses of such Person.

     Custodial Account: The separate account or accounts created and maintained pursuant to Section 3.03.

     Custodial Agreement: The custodial agreements relating to custody of certain of the Mortgage Loans (as identified in such agreement), among the Custodian, the Trustee, and the Depositor, dated as of August 1, 2000.

     Custodian: Each of The Chase Manhattan Bank (successor by merger with
Chase Bank of Texas, National Association), LaSalle National Bank and U.S.
Bank Trust, National Association, as Custodian pursuant to the related
Custodial Agreement, and any successor thereto. Such Custodial Agreement will identify by schedule the Serviced Mortgage Loans covered under such agreement.

     Determination Date: The last day (or if such day is not a Business Day, the Business Day immediately preceding such last day) of the Due Period immediately preceding the related Remittance Date.

     Depositor: Structured Asset Securities Corporation, or any successor in interest.

     Due Date: The day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace. With respect to the Mortgage
Loans for which payment from the Mortgagor is due on a day other than the first day of the month, such Mortgage Loans will be treated as if the Monthly
Payment is due on the first day of the immediately succeeding month.

     Due Period: With respect to each Remittance Date, the period commencing on the second day of the month immediately preceding the month of the Remittance Date and ending on the first day of the month of the Remittance
Date.

     Eligible Investments: Any one or more of the obligations and securities listed below which investment provides for a date of maturity not later than the Determination Date in each month:

          (i) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America, including Federal Housing Administration debentures, but excluding any of such securities whose terms do not provide for a payment of a fixed dollar amount upon maturity or call for redemption ("Direct Obligations") and FHLMC senior debt obligations;

          (ii) federal funds, or demand and time deposits in, certificates of deposits of, or bankers' acceptances issued by, any depository institution or trust company (including U.S. subsidiaries of foreign depositories and the Trustee or any agent of the Trustee, acting in its respective commercial capacity) incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking authorities, so long as at the time of investment or the contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short-term debt or deposit obligations of such holding company or deposit institution, as the case may be) have been rated by each Rating Agency in its highest short-term rating category or one of its two highest long-term rating categories;

          (iii) repurchase agreements collateralized by Direct Obligations or securities guaranteed by GNMA or FHLMC with any registered broker/dealer subject to Securities Investors' Protection Corporation jurisdiction or any commercial bank insured by the FDIC, if such broker/dealer or bank has an uninsured, unsecured and unguaranteed obligation rated by each Rating Agency in its highest short-term rating category;

          (iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which have a credit rating from each Rating Agency, at the time of investment or the contractual commitment providing for such investment, at least equal to one of the two highest long-term credit rating categories of each Rating Agency; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Custodial
Account to exceed 20% of the aggregate principal amount of all Eligible
Investments in the Custodial Account; provided, further, that such securities will not be Eligible Investments if they are published as being under review with negative implications from either Rating Agency;

          (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 180 days after the date of issuance thereof) rated by each Rating Agency in its highest short-term rating category;

          (vi) a Qualified GIC (as defined in the Trust Agreement);

          (vii) certificates or receipts representing direct ownership interests in future interest or principal payments on obligations of the United States of America or its agencies or instrumentalities (which obligations are backed by the full faith and credit of the United States of America) held by a custodian in safekeeping on behalf of the holders of such receipts; and

          (viii) any other demand, money market, common trust fund or time deposit or obligation, or interest-bearing or other security or investment,
(A) rated in the highest rating category by each Rating Agency or (B) that would not adversely affect the then current rating by either Rating Agency of any of the Certificates. Such investments in this subsection (viii) may include money market mutual funds or common trust funds, including any fund for which the Trustee, the Master Servicer or an affiliate thereof serves as an investment advisor, administrator, shareholder servicing agent, and/or custodian or subcustodian, notwithstanding that (x) the Trustee, the Master
Servicer or an affiliate thereof charges and collects fees and expenses from such funds for services rendered, (y) the Trustee, the Master Servicer or an affiliate thereof charges and collects fees and expenses for services rendered pursuant to this Agreement, and (z) services performed for such funds and pursuant to this Agreement may converge at any time.

provided, however, that no such instrument shall be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations.

     Errors and Omissions Insurance: Errors and Omissions Insurance to be maintained by the Servicer in accordance with FHLMC Guide.

     Escrow Account: The separate account or accounts created and maintained pursuant to Section 3.05.

     Escrow Payments: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

     Event of Default: Any event set forth in Section 8.01.

     FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

     FHA: The Federal Housing Administration, an agency within HUD or any successor thereto and including the Federal Housing Commissioner and the Secretary of HUD where appropriate under the FHA Regulation.

     FHLMC: The Federal Home Loan Mortgage Corporation, or any successor thereto.

     FHLMC Guide: The FHLMC Selling/Servicing Guide and all amendments or additions thereto.

     Fidelity Bond: A fidelity bond to be maintained by the Servicer in accordance with the FHLMC Guide.

     Fixed Rate Mortgage Loan: Any individual Mortgage Loan serviced pursuant to this Agreement as to which the Mortgage Interest Rate set forth in the Mortgage Note is fixed for the term of such Mortgage Loan.

     Fitch: Fitch, Inc., or any successor in interest.

     FNMA: The Federal National Mortgage Association, or any successor thereto.

     GNMA: The Government National Mortgage Association, or any successor thereto.

     Guarantor: FHLMC and its successors or assigns.

     HOEPA: The Home Ownership and Equity Protection Act, as amended.

     HUD: The Department of Housing and Urban Development, or any federal agency or official thereof which may from time to time succeed to the functions thereof with regard to FHA Mortgage Insurance. The term "HUD," for purposes of this Agreement, is also deemed to include subdivisions thereof such as the FHA and GNMA.

     Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged
Property including proceeds from the MGIC PMI Insurance Policy.

     Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee's sale, foreclosure sale or otherwise, or the sale of the related REO Property, if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

     Master Servicer: Wells Fargo Bank Minnesota, National Association, or any successor in interest, or if any successor master servicer shall be appointed as provided in the Trust Agreement, then such successor master servicer.

     MERS: Mortgage Electronic Registration Systems, Inc., a Delaware corporation, or any successor in interest thereto.

     MERS Eligible Mortgage Loan: Any Mortgage Loan that has been designated by the Servicer as recordable in the name of MERS.

     MERS Mortgage Loan: Any Mortgage Loan as to which the related Mortgage, or an Assignment of Mortgage, has been or will be recorded in the name of MERS, as agent for the holder from time to time of the related Mortgage Note.

     MGIC: Mortgage Guaranty Insurance Corporation and its successors and assigns.

     MGIC PMI Insurance Policy: The primary mortgage insurance policy (No.
32-110-4-1013) acquired by the Seller for the Trust Fund from MGIC for those Mortgage Loans included in the Trust Fund with loan-to-value ratios determined as of the date of origination of greater than 60% (which policy provides separate certificate numbers for each Mortgage Loan covered thereby) and which Mortgage Loans shall be specifically identified to the Servicer in a separate schedule to be provided to the Servicer by the Depositor.

     Monthly Advance: With respect to each Remittance Date and each Mortgage
Loan, an amount equal to the Monthly Payment (with the interest portion of such Monthly Payment adjusted to the Mortgage Loan Remittance Rate) that was due on the Mortgage Loan, and that was delinquent at the close of business on the first day of the month in which such Remittance Date occurs, but only to the extent that such amount is expected, in the reasonable judgment of the Servicer, to be recoverable from collections or other recoveries in respect of such Mortgage Loan. To the extent that the Servicer determines that any such amount is not recoverable from collections or other recoveries in respect of such Mortgage Loan, such determination shall be evidenced by a certificate of a Servicing Officer delivered to the Master Servicer setting forth such determination and the procedures and considerations of the Servicer forming the basis of such determination, which shall include a copy of any broker's price opinion and any other information or reports obtained by the Servicer which may support such determinations.

     Monthly Payment: The scheduled monthly payment of principal and interest on a Mortgage Loan.

     Moody's: Moody's Investors Service, Inc. or any successor in interest.

     Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first or second lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note.

     Mortgage Impairment Insurance Policy: A mortgage impairment or blanket hazard insurance policy as described in the FHLMC Guide.

     Mortgage Interest Rate: The annual rate of interest borne on a Mortgage
Note net of any Relief Act Reduction.

     Mortgage Loan: An individual Mortgage Loan that is the subject of this Agreement, each Mortgage Loan subject to this Agreement being identified on the Mortgage Loan Schedule, which Mortgage Loan includes without limitation the Mortgage Loan documents, the Monthly Payments, Principal Prepayments,
Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO
Disposition Proceeds, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan.

     Mortgage Loan Remittance Rate: With respect to each Mortgage Loan, the annual rate of interest remitted to the Master Servicer, which shall be equal to the Mortgage Interest Rate minus the applicable Servicing Fee.

     Mortgage Loan Schedule: A schedule of the Mortgage Loans setting forth information with respect to such Mortgage Loans as agreed to by the Seller, the Master Servicer and the Guarantor (including any MERS identification number (if available) with respect to each MERS Mortgage Loan or MERS Eligible
Mortgage Loan), attached hereto as Exhibit A-2.

     Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

     Mortgaged Property: The real property securing repayment of the debt evidenced by a Mortgage Note.

     Mortgagor: The obligor on a Mortgage Note.

     Net Sale Proceeds: The proceeds from the sale of REO Property, net of all expenses incurred by the Servicer in connection with such sale, including, without limitation, legal fees and expenses, referral fees, brokerage commissions, conveyance taxes and any other related expense.

     Non-MERS Eligible Mortgage Loan: Any Mortgage Loan other than a MERS
Eligible Mortgage Loan.

     Non-MERS Mortgage Loan: Any Mortgage Loan other than a MERS Mortgage
Loan.

     Opinion of Counsel: A written opinion of counsel, who may be an employee of the Servicer, reasonably acceptable to the Seller and the Guarantor, provided that any Opinion of Counsel relating to (a) qualification of the Mortgage Loans in a REMIC or (b) compliance with the REMIC Provisions, must be an opinion of counsel acceptable to the Trustee, the Guarantor and Lehman
Capital, who (i) is in fact independent of any Seller, the Servicer and any Master Servicer of the Mortgage Loans, (ii) does not have any material direct or indirect financial interest in the Servicer or any Master Servicer of the Mortgage Loans or in an affiliate of any such entity and (iii) is not connected with any Seller, the Servicer or any Master Servicer of the Mortgage
Loans as an officer, employee, director or person performing similar functions.

     Person: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

     PMI Policy: A policy of primary mortgage guaranty insurance issued by a Qualified Insurer, including the MGIC PMI Insurance Policy, as required by this Agreement and the Trust Agreement with respect to certain Mortgage Loans.

     Prepayment Interest Shortfall Amount: With respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part during any Due
Period, which Principal Prepayment was applied to such Mortgage Loan prior to such Mortgage Loan's Due Date in such Due Period, the amount of interest (net of the related Servicing Fee for Principal Prepayments in full) that would have accrued on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Mortgage Loan and ending on the day immediately preceding such Due Date, inclusive.

     Prepayment Penalty Amount: With respect to any Remittance Date, all premiums or charges paid by the Mortgagors due to Principal Prepayments collected by the Servicers during the immediately preceding Prepayment Period.

     Prime Rate: The prime rate published from time to time, as published as the average rate in The Wall Street Journal Northeast Edition.

     Principal Prepayment: Any Mortgagor payment of principal (other than a Balloon Payment) or other recovery of principal on a Mortgage Loan that is recognized as having been received or recovered in advance of its scheduled
Due Date and applied to reduce the principal balance of the Mortgage Loan in accordance with the terms of the Mortgage Note.

     Qualified Depository: Any of (i) a depository the accounts of which are insured by the FDIC and the debt obligations of which are rated AA (or its equivalent) or better by each Rating Agency; (ii) the corporate trust department of any bank the debt obligations of which are rated at least A-1 or its equivalent by each Rating Agency; or (iii) the Bank.

     Qualified Insurer: A mortgage guaranty insurance company duly authorized and licensed where required by law to transact mortgage guaranty insurance business and approved as an insurer by FNMA, FHLMC and GNMA.

     Rating Agency: Each of S&P, Moody's and Fitch.

     Relief Act Reduction: With respect to any Mortgage Loan as to which there has been a reduction in the amount of the interest collectible thereon as a result of the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, any amount by which interest collectible on such Mortgage
Loan for the Due Date in the related Due Period is less than the interest accrued thereon for the applicable one-month period at the Mortgage Interest
Rate without giving effect to such reduction.

     REMIC: A "real estate mortgage investment conduit" within the meaning of
Section 860D of the Code.

     Remittance Date: The 18th day (or if such 18th day is not a Business Day, the first Business Day immediately following) of any month.

     REO Disposition: The final sale by the Servicer of any REO Property.

     REO Disposition Proceeds: All amounts received with respect to an REO
Disposition pursuant to Section 3.12.

     REO Property: A Mortgaged Property acquired by the Trustee on behalf of the Trust through foreclosure or by deed in lieu of foreclosure, pursuant to
Section 3.12.

     Retained Interest: With respect to each Mortgage Loan identified on
Schedule 2 hereto, interest in respect of each such Mortgage Loan retained by the Retained Interest Holder at the Retained Interest Rate.

     Retained Interest Holder: Not Applicable.

     Retained Interest Rate: Not Applicable.

     S&P: Standard & Poor's Rating Services, a division of the McGraw-Hill
Companies, Inc., or any successor in interest.

     Seller: Lehman Capital, A Division of Lehman Brothers Holdings Inc., or its successors in interest and assigns.

     Servicer: Aurora Loan Services Inc. or its successor in interest or assigns or any successor to the Servicer under this Agreement as herein provided.

     Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses other than Monthly Advances (including reasonable attorneys' fees and disbursements) incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) any enforcement or administrative or judicial proceedings, including foreclosures, (c) the management and liquidation of the Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage, (d) taxes, assessments, water rates, sewer rents and other charges which are or may become a lien upon the Mortgaged Property, and PMI Policy premiums and fire and hazard insurance coverage, (e) any losses sustained by the Servicer with respect to the liquidation of the Mortgaged Property and (f) compliance with the obligations pursuant to the provisions of the FHLMC Guide.

     Servicing Fee: An amount equal to one-twelfth the product of (i) the Servicing Fee Rate and (ii) the outstanding principal balance of such Mortgage
Loan. The obligation of the Trustee to pay the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds to the extent permitted by Section 3.02 of this Agreement) of such Monthly Payment collected by the Servicer, or as otherwise provided under this Agreement.

     Servicing Fee Rate: 0.50% per annum.

     Servicing File: The items pertaining to a particular Mortgage Loan including, but not limited to, the computer files, data disks, books, records, data tapes, notes, and all additional documents generated as a result of or utilized in originating and/or servicing each Mortgage Loan, which are held in trust for the Trustee by the Servicer.

     Servicing Officer: Any officer of the Servicer involved in or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Servicer to the Master
Servicer or Trustee (or its Custodian) upon request, as such list may from time to time be amended.

     Trust Agreement: As defined in the fourth RECITAL of this Agreement.

     Trust Fund: The trust fund established by the Trust Agreement, the assets of which consist of the Mortgage Loans and any related assets.

     Trustee: First Union National Bank, or any successor in interest, or if any successor trustee or co-trustee shall be appointed as provided in the Trust Agreement, then such successor trustee or such co-trustee, as the case may be.

     VA: The Veterans Administration, an agency of the United States of
America, or any successor thereto, including the Administration of Veterans
Affairs.

     VA Approved Lender: Those lenders which are approved by the VA to act as a lender in connection with the origination of VA Loans.

     Any capitalized terms used and not defined in this Agreement shall have the meanings ascribed to such terms in the Trust Agreement.

                                 ARTICLE II.

             SELLER'S ENGAGEMENT OF SERVICER TO PERFORM SERVICING
                               RESPONSIBILITIES

     Section 2.01 Contract for Servicing; Possession of Servicing Files.

     The Seller, by execution and delivery of this Agreement, does hereby contract with the Servicer, subject to the terms of this Agreement, for the servicing of the Mortgage Loans. On or before the Closing Date, the Seller shall cause to be delivered the Servicing Files with respect to the Mortgage
Loans listed on the Mortgage Loan Schedule to the Servicer. Each Servicing
File delivered to a Servicer shall be held in trust by such Servicer for the benefit of the Trustee, provided, however, that the Servicer shall have no liability for any Servicing Files (or portions thereof) not delivered by the Seller. The Servicer's possession of any portion of the Mortgage Loan documents shall be at the will of the Trustee for the sole purpose of facilitating servicing of the related Mortgage Loan pursuant to this Agreement, and such retention and possession by the Servicer shall be in a custodial capacity only. The ownership of each Mortgage Note, Mortgage, and the contents of the Servicing File shall be vested in the Trustee and the ownership of all records and documents with respect to the related Mortgage
Loan prepared by or which come into the possession of the Servicer shall immediately vest in the Trustee and shall be retained and maintained, in trust, by the Servicer at the will of the Trustee in such custodial capacity only. The portion of each Servicing File retained by the Servicer pursuant to this Agreement shall be segregated from the other books and records of the Servicer and shall be appropriately marked to clearly reflect the ownership of the related Mortgage Loan by the Trustee. The Servicer shall release from its custody the contents of any Servicing File retained by it only in accordance with this Agreement.

     Section 2.02 Books and Records.

     (a) Subject to Section 3.01(a) hereof, as soon as practicable after the Closing Date or the date on which a Qualifying Substitute Mortgage Loan is delivered pursuant to Section 2.05 of the Trust Agreement, as applicable (but in no event more than 90 days thereafter except to the extent delays are caused by the applicable recording office), the Servicer, at the expense of the Depositor, shall cause the Mortgage or Assignment of Mortgage, as applicable, with respect to each MERS Eligible Mortgage Loan, to be properly recorded in the name of MERS in the public recording office in the applicable jurisdiction, or shall ascertain that such have previously been so recorded.

     (b) Subject to Section 3.01(a) hereof, an Assignment of Mortgage in favor of the Trustee shall be recorded as to each Non-MERS Mortgage Loan unless instructions to the contrary are delivered to the Servicer, in writing, by the Trustee. Subject to the preceding sentence, as soon as practicable after the Closing Date (but in no event more than 90 days thereafter except to the extent delays are caused by the applicable recording office), the Servicer, at the expense of the Depositor, shall cause to be properly recorded in each public recording office where such Non-MERS Eligible Mortgage Loans are recorded each Assignment of Mortgage.

     (c) Additionally, the Servicer shall prepare and execute, at the direction of the Trustee, any note endorsements relating to any of the Non-MERS Mortgage Loans.

     (d) All rights arising out of the Mortgage Loans shall be vested in the Trustee, subject to the Servicer's right to service and administer the Mortgage Loans hereunder in accordance with the terms of this Agreement. All funds received on or in connection with a Mortgage Loan, other than the Servicing Fee and other compensation to which the Servicer is entitled as set forth herein, including but not limited to in Section 5.01 below, shall be received and held by the Servicer in trust for the benefit of the Trustee pursuant to the terms of this Agreement.

                                 ARTICLE III.
                       SERVICING OF THE MORTGAGE LOANS

     Section 3.01 Servicer to Service.

     The Servicer, as an independent contractor, shall service and administer the Mortgage Loans from and after the Closing Date and shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable, consistent with the terms of this Agreement and with Accepted
Servicing Practices.

     The Seller and the Servicer additionally agree as follows:

     (a) The Servicer shall (A) record or cause to be recorded the Mortgage or the Assignment of Mortgage, as applicable, with respect to all MERS Eligible
Mortgage Loans, in the name of MERS, or shall ascertain that such have previously been so recorded; (B) prepare or cause to be prepared all Assignments of Mortgage with respect to all Non-MERS Eligible Mortgage Loans;
(C) record or cause to be recorded, subject to Section 2.02(b) hereof, all Assignments of Mortgage with respect to Non-MERS Mortgage Loans in the name of the Trustee; (D) pay the recording costs pursuant to Section 2.02 hereof;
and/or (E) track such Mortgages and Assignments of Mortgage to ensure they have been recorded. The Servicer shall be entitled to be paid by the Seller the fees set forth on Schedule 1 hereto for the preparation and recordation of the Mortgages and Assignments of Mortgage. After the expenses of such recording costs pursuant to Section 2.02 hereof shall have been paid by the Servicer, the Servicer shall submit to the Depositor a reasonably detailed invoice for reimbursement of recording costs it incurred hereunder.

     (b) The Servicer shall, in accordance with the relevant provisions of the Cranston-Gonzales National Affordable Housing Act of 1990, as the same may be amended from time to time, and the regulations provided in accordance with the Real Estate Settlement Procedures Act, provide notice to the Mortgagor of each Mortgage of the transfer of the servicing thereto to the Servicer.

     (c) The Servicer shall be responsible for the preparation of and costs associated with notifications to Mortgagors of the assumption of servicing by the Servicer.

     (d) To the best of its knowledge, the Servicer, in its origination practices, is currently materially in compliance with HOEPA and will continue to operate its business in compliance with HOEPA.

     Consistent with the terms of this Agreement, the Servicer may waive any late payment charge, assumption fee or other fee that may be collected in the ordinary course of servicing the Mortgage Loans. The Servicer shall not make any future advances to any Mortgagor under any Mortgage Loan, and (unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Servicer, reasonably foreseeable) the Servicer shall not permit any modification of any material term of any Mortgage Loan, including any modification that would change the Mortgage Interest Rate, defer or forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date on such Mortgage Loan. In the event of any such modification which permits the deferral of interest or principal payments on any Mortgage Loan, the Servicer shall, on the Business Day immediately preceding the Remittance Date in any month in which any such principal or interest payment has been deferred, make a Monthly Advance in accordance with
Section 4.03, in an amount equal to the difference between (a) such month's principal and one month's interest at the Mortgage Loan Remittance Rate on the unpaid principal balance of such Mortgage Loan and (b) the amount paid by the Mortgagor. The Servicer shall be entitled to reimbursement for such advances to the same extent as for all other advances made pursuant to Section 4.03.
Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself and the Trustee, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties.
Upon the request of the Servicer, the Trustee shall execute and deliver to the Servicer any powers of attorney and other documents, furnished to it by the Servicer and reasonably satisfactory to the Trustee, necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

     Notwithstanding anything to the contrary in this Agreement, the Servicer shall not (unless the Servicer determines, in its own discretion, that there exists a situation of extreme hardship to the Mortgagor), waive any premium or penalty in connection with a prepayment of principal of any Mortgage Loan, and shall not consent to the modification of any Mortgage Note to the extent that such modification relates to payment of a prepayment premium or penalty.

     Section 3.02 Collection of Mortgage Loan Payments.

     Continuously from the Closing Date until the date each Mortgage Loan ceases to be subject to this Agreement, the Servicer shall proceed diligently to collect all payments due under each of the Mortgage Loans when the same shall become due and payable and shall take special care in ascertaining and estimating Escrow Payments and all other charges that will become due and payable with respect to the Mortgage Loans and each related Mortgaged
Property, to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

     Section 3.03 Establishment of and Deposits to Custodial Account.

     The Servicer shall segregate and hold all funds collected and received pursuant to the Mortgage Loans separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial
Accounts, in the form of time deposit or demand accounts, titled "in trust for Wells Fargo Bank Minnesota, National Association, as Master Servicer for ARC
2000-BC3 Trust." The Custodial Account shall be established with a Qualified
Depository. Any funds deposited in the Custodial Account may be invested in Eligible Investments subject to the provisions of Section 3.11 hereof. Funds deposited in the Custodial Account may be drawn on by the Servicer in accordance with Section 3.04 hereof. The creation of any Custodial Account shall be evidenced by a letter agreement in the form of Exhibit B. A copy of such certification or letter agreement shall be furnished to the Master
Servicer and, upon request, to any subsequent owner of the Mortgage Loans.

     The Servicer shall deposit in the Custodial Account on a daily basis, and retain therein, the following collections received by the Servicer and payments made by the Servicer after the Closing Date:

          (i) all payments on account of principal on the Mortgage Loans, including all Principal Prepayments;

          (ii) all payments on account of interest on the Mortgage Loans
(including Prepayment Penalty Amounts) adjusted to the Mortgage Loan
Remittance Rate;

          (iii) all Liquidation Proceeds;

          (iv) all Insurance Proceeds;

          (v) all Condemnation Proceeds that are not applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor;

          (vi) any Prepayment Interest Shortfall Amount required to be paid by the Servicer;

          (vii) all Advances made by the Servicer pursuant to Section 4.03;

          (viii) any amounts required to be deposited by the Servicer in connection with the deductible clause in any blanket hazard insurance policy;

          (ix) any amounts received with respect to or related to any REO
Property or REO Disposition Proceeds; and

          (x) any other amount required hereunder to be deposited by the Servicer in the Custodial Account.

     The foregoing requirements for deposit into the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing payments in the nature of (i) late payment charges and insufficient fund charges, (ii) assumption fees, (iii) other Ancillary
Income and (iv) Servicing Fees need not be deposited by the Servicer into the Custodial Account.

     On each Remittance Date, the Servicer shall remit the Retained Interest to the Retained Interest Holder.

     Any interest paid on funds deposited in the Custodial Account by the depository institution shall accrue to the benefit of the Servicer and the Servicer shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 3.04. Additionally, any other benefit derived from the Custodial Account associated with the receipt, disbursement and accumulation of principal, interest, taxes, hazard insurance, mortgage insurance, etc. shall accrue to the Servicer.

     Section 3.04 Permitted Withdrawals From Custodial Account.

     The Servicer shall, from time to time, withdraw funds from the Custodial
Account for the following purposes:

          (i) to make payments to the Master Servicer in the amounts and in the manner provided for in Section 4.01;

          (ii) in the event the Servicer has elected not to retain the Servicing Fee out of any Mortgagor payments on account of interest or other recovery of interest with respect to a particular Mortgage Loan (including late collections of interest on such Mortgage Loan, or interest portions of Insurance Proceeds or Liquidation Proceeds) prior to the deposit of such Mortgagor payment or recovery in the Custodial Account, to pay to itself the related Servicing Fee from all such Mortgagor payments on account of interest or other such recovery for interest with respect to that Mortgage Loan;

          (iii) to pay itself investment earnings on funds deposited in the Custodial Account;

          (iv) to clear and terminate the Custodial Account upon the termination of this Agreement;

          (v) to transfer funds to another Qualified Depository in accordance with Section 3.11 hereof;

          (vi) to invest funds in certain Eligible Investments in accordance with Section 3.11 hereof;

          (vii) to reimburse itself for Monthly Advances of the Servicer's funds made pursuant to Section 4.03. The Servicer's right to reimburse itself pursuant to this subclause (vii) with respect to any Mortgage Loan shall be limited to amounts received on or in respect of the related Mortgage Loan which represent late recoveries of payments of principal or interest with respect to which a Monthly Advance was made, it being understood that, in the case of any such reimbursement, the Servicer's right thereto shall be prior to the rights of the Trust Fund; provided, however, that following the final liquidation of a Mortgage Loan, the Servicer may reimburse itself for previously unreimbused Monthly Advances in excess of Liquidation Proceeds or Insurance Proceeds with respect to such Mortgage Loan from the Custodial
Account, it being understood, in the case of any such reimbursement, that the Servicer's right thereto shall be prior to the rights of the Trust Fund; and

          (viii) to reimburse itself for unreimbursed Servicing Advances, and for any unpaid Servicing Fees, the Servicer's right to reimburse itself pursuant to this subclause (viii) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance
Proceeds, REO Disposition Proceeds and other amounts received in respect of the related REO Property, and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of any such reimbursement, the Servicer's right thereto shall be prior to the rights of the Trust Fund.

     Section 3.05 Establishment of and Deposits to Escrow Account.

     The Servicer shall segregate and hold all funds collected and received pursuant to a Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts, titled "in trust for Wells Fargo Bank Minnesota, National Association, as
Master Servicer for ARC 2000-BC3 Trust." The Escrow Accounts shall be established with a Qualified Depository in a manner that shall provide maximum available insurance thereunder. Funds deposited in the Escrow Account may be drawn on by the Servicer in accordance with Section 3.06. The creation of any Escrow Account shall be evidenced by a letter agreement in the form of Exhibit
C. A copy of such certification or letter agreement shall be furnished to the Master Servicer and, upon request, to any subsequent owner of the Mortgage
Loans.

     The Servicer shall deposit in the Escrow Account or Accounts on a daily basis, and retain therein:

          (i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement; and

          (ii) all amounts representing Insurance Proceeds or Condemnation
Proceeds that are to be applied to the restoration or repair of any Mortgaged
Property.

     The Servicer shall make withdrawals from the Escrow Account only to effect such payments as are required under this Agreement, as set forth in
Section 3.06. The Servicer shall retain any interest paid on funds deposited in the Escrow Account by the depository institution, other than interest on escrowed funds required by law to be paid to the Mortgagor. Additionally, any other benefit derived from the Escrow Account associated with the receipt, disbursement and accumulation of principal, interest, taxes, hazard insurance, mortgage insurance, etc. shall accrue to the Servicer. To the extent required by law, the Servicer shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account may be non-interest bearing or that interest paid thereon is insufficient for such purposes.

     Section 3.06 Permitted Withdrawals From Escrow Account.

     Withdrawals from the Escrow Account or Accounts may be made by the Servicer only:

          (i) to effect timely payments of ground rents, taxes, assessments, water rates, sewer rents, mortgage insurance premiums, condominium charges, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage;

          (ii) to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan;

          (iii) for transfer to the Custodial Account and application to reduce the principal balance of the Mortgage Loan in accordance with the terms of the related Mortgage and Mortgage Note;

          (iv) for application to restoration or repair of the Mortgaged
Property in accordance with the FHLMC Guide;

          (v) to pay to the Servicer, or any Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account; and

          (vi) to clear and terminate the Escrow Account on the termination of this Agreement.

     Section 3.07 [Reserved]


     Section 3.08 Fidelity Bond and Errors and Omissions Insurance.

     The Servicer shall keep in force during the term of this Agreement a Fidelity Bond and Errors and Omissions Insurance. Such Fidelity Bond and
Errors and Omissions Insurance shall be maintained with recognized insurers and shall be in such form and amount as would permit the Servicer to be qualified as a FHLMC servicer. The Servicer shall be deemed to have complied with this provision if an affiliate of the Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Servicer. The Servicer shall furnish to the Master Servicer a copy of each such bond and insurance policy if the Master Servicer so requests.

     Section 3.09 Notification of Adjustments.

     With respect to each Adjustable Rate Mortgage Loan, the Servicer shall adjust the Mortgage Interest Rate on the related interest rate adjustment date and shall adjust the Monthly Payment on the related mortgage payment adjustment date, if applicable, in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note. The Servicer shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and Monthly Payment adjustments. The Servicer shall promptly, upon written request therefor, deliver to the Master Servicer such notifications and any additional applicable data regarding such adjustments and the methods used to calculate and implement such adjustments. Upon the discovery by the Servicer or the receipt of notice from the Master Servicer that the Servicer has failed to adjust a Mortgage Interest Rate or Monthly
Payment in accordance with the terms of the related Mortgage Note, the Servicer shall immediately deposit in the Custodial Account from its own funds the amount of any interest loss or deferral caused thereby.

     Section 3.10 [Reserved]


     Section 3.11 Protection of Accounts.

     The Servicer may transfer the Custodial Account or the Escrow Account to a different Qualified Depository from time to time. Such transfer shall be made only upon obtaining the consent of the Master Servicer, which consent shall not be withheld unreasonably.

     The Servicer shall bear any expenses, losses or damages sustained by the Master Servicer or the Trustee if the Custodial Account and/or the Escrow
Account are not demand deposit accounts.

     Amounts on deposit in the Custodial Account and the Escrow Account may at the option of the Servicer be invested in Eligible Investments; provided that in the event that amounts on deposit in the Custodial Account or the Escrow
Account exceed the amount fully insured by the FDIC (the "Insured Amount") the Servicer shall be obligated to invest the excess amount over the Insured
Amount in Eligible Investments on the same Business Day as such excess amount becomes present in the Custodial Account or the Escrow Account. Any such Eligible Investment shall mature no later than the Business Day immediately preceding the related Remittance Date, provided, however, that if such Eligible Investment is an obligation of a Qualified Depository (other than the Servicer) that maintains the Custodial Account or the Escrow Account, then such Eligible Investment may mature on the related Remittance Date. Any such Eligible Investment shall be made in the name of the Servicer in trust for the benefit of the Trustee. All income on or gain realized from any such Eligible
Investment shall be for the benefit of the Servicer and may be withdrawn at any time by the Servicer. Any losses incurred in respect of any such investment shall be deposited in the Custodial Account or the Escrow Account, by the Servicer out of its own funds immediately as realized.

     Section 3.12 Title, Management and Disposition of REO Property.

     In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Trustee (or MERS, as applicable), or in the event the Trustee is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the "doing business" or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by the Servicer from any attorney duly licensed to practice law in the state where the REO Property is located. The Person or Persons holding such title other than the Trustee shall acknowledge in writing that such title is being held as nominee for the Trustee.

     The Servicer shall manage, conserve, protect and operate each REO
Property for the Trustee solely for the purpose of its prompt disposition and sale. The Servicer, either itself or through an agent selected by the Servicer, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Servicer shall attempt to sell the same (and may temporarily rent the same for a period not greater than one year, except as otherwise provided below) on such terms and conditions as the Servicer deems to be in the best interest of the Trustee.

     Notwithstanding anything to the contrary contained in this Section 3.12, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the Servicer has reasonable cause to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if the Trustee or the Master Servicer otherwise requests, an environmental inspection or review of such Mortgaged Property to be conducted by a qualified inspector shall be arranged by the Servicer. Upon completion of the inspection, the Servicer shall provide the Trustee, the Master Servicer and the Guarantor with a written report of such environmental inspection. In the event that the environmental inspection report indicates that the Mortgaged
Property is contaminated by hazardous or toxic substances or wastes, the Servicer shall not proceed with foreclosure or acceptance of a deed in lieu of foreclosure. In the event that the environmental inspection report is inconclusive as to the whether or not the Mortgaged Property is contaminated by hazardous or toxic substances or wastes, the Servicer shall not, without the prior approval of the Trustee and the Guarantor, proceed with foreclosure or acceptance of a deed in lieu of foreclosure. In such instance, the Trustee and the Guarantor shall be deemed to have approved such foreclosure or acceptance of a deed in lieu of foreclosure unless either of them notifies the Servicer in writing, within five (5) days after its receipt of written notice of the proposed foreclosure or deed in lieu of foreclosure from the Servicer, that it disapproves of the related foreclosure or acceptance of a deed in lieu of foreclosure. The Servicer shall be reimbursed for all Servicing Advances made pursuant to this paragraph with respect to the related Mortgaged Property from the Custodial Account.

     In the event that the Trust Fund acquires any REO Property in connection with a default or imminent default on a Mortgage Loan, the Servicer shall dispose of such REO Property not later than the end of the third taxable year after the year of its acquisition by the Trust Fund unless the Servicer has applied for and received a grant of extension from the Internal Revenue
Service to the effect that, under the REMIC Provisions and any relevant proposed legislation and under applicable state law, the applicable Trust
REMIC may hold REO Property for a longer period without adversely affecting the REMIC status of such REMIC or causing the imposition of a federal or state tax upon such REMIC. If the Servicer has received such an extension, then the Servicer shall continue to attempt to sell the REO Property for its fair market value for such period longer than three years as such extension permits
(the "Extended Period"). If the Servicer has not received such an extension and the Servicer is unable to sell the REO Property within the period ending 3 months before the end of such third taxable year after its acquisition by the Trust Fund or if the Servicer has received such an extension, and the Servicer is unable to sell the REO Property within the period ending three months before the close of the Extended Period, the Servicer shall, before the end of the three year period or the Extended Period, as applicable, (i) purchase such REO Property at a price equal to the REO Property's fair market value or (ii) auction the REO Property to the highest bidder (which may be the Servicer) in an auction reasonably designed to produce a fair price prior to the expiration of the three-year period or the Extended Period, as the case may be. The
Trustee shall sign any document or take any other action reasonably requested by the Servicer which would enable the Servicer, on behalf of the Trust Fund, to request such grant of extension.

     Notwithstanding any other provisions of this Agreement, no REO Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would: (i) cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code; or (ii) subject any Trust REMIC to the imposition of any federal income taxes on the income earned from such REO Property, including any taxes imposed by reason of Sections 860F or 860G(c) of the Code, unless the Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

     The Servicer shall also maintain on each REO Property fire and hazard insurance with extended coverage in amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the Flood
Disaster Protection Act of 1973, as amended, flood insurance in the amount required above.

     Subject to the approval of the Master Servicer as described in this paragraph, the disposition of REO Property shall be carried out by the Servicer at such price, and upon such terms and conditions, as the Servicer deems to be in the best interests of the Trust Fund. Prior to acceptance by the Servicer of an offer to sell any REO Property, the Servicer shall notify the Master Servicer and the Trustee of such offer in writing which notification shall set forth all material terms of said offer (each a "Notice of Sale"). The Master Servicer shall approve the sale of any REO Property in writing within 2 Business Days after its receipt of the related Notice of Sale and the Master Servicer's failure to provide such approval within such time period shall be deemed its approval of such sale. With respect to any REO
Property, upon a REO Disposition, the Servicer shall be entitled to retain from REO Disposition Proceeds a disposition fee equal to the lesser of (A)
1.5% of the Net Sale Proceeds or (B) $1,250; provided, however, that (1) in the event that the REO Disposition Proceeds exceed $25,000, such disposition fee shall not be less than $500 and (2) in the event that the REO Disposition
Proceeds are $25,000 or less, such disposition fee shall be equal to $250. The proceeds of sale of the REO Property shall be promptly deposited in the Custodial Account. After the expenses of such disposition shall have been paid, the Servicer shall reimburse itself pursuant to Section 3.04 hereof for any Servicing Advances it incurred with respect to such REO Property.

     The Servicer shall withdraw from the Custodial Account funds necessary for the proper operation, management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to the FHLMC
Guides. The Servicer shall make monthly distributions on each Remittance Date to the Master Servicer of the net cash flow from the REO Property (which shall equal the revenues from such REO Property net of the expenses described in this Section 3.12 and of any reserves reasonably required from time to time to be maintained to satisfy anticipated liabilities for such expenses).

     Section 3.13 Real Estate Owned Reports.

     Together with the statement furnished pursuant to Section 4.02, the Servicer shall furnish to the Master Servicer on or before the Remittance Date each month a statement with respect to any REO Property covering the operation of such REO Property for the previous month and the Servicer's efforts in connection with the sale of such REO Property and any rental of such REO
Property incidental to the sale thereof for the previous month. That statement shall be accompanied by such other information as the Master Servicer shall reasonably request.

     Section 3.14 MERS.

     (a) The Servicer shall take such actions as are necessary to cause the Trustee to be clearly identified as the owner of each MERS Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

     (b) The Servicer shall maintain in good standing its membership in MERS.
In addition, the Servicer shall comply with all rules, policies and procedures of MERS, including the Rules of Membership, as amended, and the MERS
Procedures Manual, as amended.

     (c) With respect to all MERS Mortgage Loans serviced hereunder, the Servicer shall promptly notify MERS as to any transfer of beneficial ownership or release of any security interest in such Mortgage Loans.

     (d) With respect to all MERS Mortgage Loans serviced hereunder, the Servicer shall notify MERS as to any transfer of servicing pursuant to Section
3.15 or Section 9.01 within 10 Business Days of such transfer of servicing.
The Servicer shall cooperate with the Trustee, the Master Servicer and any successor Servicer to the extent necessary to ensure that such transfer of servicing is appropriately reflected on the MERS system.

                                 ARTICLE IV.
                          PAYMENTS TO MASTER SERVICER

     Section 4.01 Remittances.

     On each Remittance Date the Servicer shall remit on a scheduled/scheduled basis by wire transfer of immediately available funds to the Master Servicer
(a) all amounts deposited in the Custodial Account as of the close of business on the last day of the related Due Period (net of charges against or withdrawals from the Custodial Account pursuant to Section 3.04), plus (b) all Monthly Advances, if any, which the Servicer is obligated to make pursuant to
Section 4.03, minus (c) any amounts attributable to Principal Prepayments, Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds or REO
Disposition Proceeds received after the applicable Due Period, which amounts shall be remitted on the following Remittance Date, together with any additional interest required to be deposited in the Custodial Account in connection with such Principal Prepayment in accordance with Section 3.03(vi), and minus (d) any amounts attributable to Monthly Payments collected but due on a Due Date or Due Dates subsequent to the first day of the month in which such Remittance Date occurs, which amounts shall be remitted on the Remittance
Date next succeeding the Due Date related to such Monthly Payment.

     With respect to any remittance received by the Master Servicer after the Business Day on which such payment was due, the Servicer shall pay to the Master Servicer interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change, plus two (2) percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be deposited in the Custodial Account by the Servicer on the date such late payment is made and shall cover the period commencing with the day following such Business Day and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with the distribution payable on the next succeeding
Remittance Date. The payment by the Servicer of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Servicer.

     All remittances required to be made to the Master Servicer shall be made to the following wire account or to such other account as may be specified by the Master Servicer from time to time:

          Wells Fargo Bank Minnesota, National Association
          Minneapolis, Minnesota
          ABA#: 091-000-019
          Account #: 3970771416
          Account Name: Corporate Trust Clearing
          For further credit to:  Collection Account No. 10191800 (ARC 2000-BC3)

     Section 4.02 Statements to Master Servicer.

     Not later than the 10th calendar day of each month (or if such 10th calendar day is not a Business Day, the immediately preceding Business Day), the Servicer shall furnish to the Master Servicer (a) a monthly remittance advice in the form of Exhibit A-1 attached hereto or other format mutually acceptable to the Servicer, the Master Servicer, the Trustee and the Guarantor as to the accompanying remittance and the period ending on the last day of the preceding Determination Date and (b) all such information required pursuant to clause (a) above on a magnetic tape or other similar media reasonably acceptable to the Master Servicer.

     Such monthly remittance advice shall also include on a cumulative and aggregate basis (i) the amount of claims filed, (ii) the amount of any claim payments made, (iii) the amount of claims denied and (iv) policies cancelled with respect to those Serviced Mortgage Loans covered by the MGIC PMI
Insurance Policy or any other provider of primary mortgage insurance purchased by the Trust. The Master Servicer will convert such data into a format acceptable to the Guarantor and provide monthly reports to the Guarantor pursuant to the Trust Agreement; provided, however, notwithstanding anything to the contrary contained in the MGIC PMI Insurance Policy, the Servicer shall not be required to submit any reports to MGIC until a reporting date that is at least 15 days after the Servicer has received sufficient loan level detail information from the Depositor to appropriately code its servicing system in accordance with MGIC requirements.

     In addition, not more than 60 days after the end of each calendar year, commencing December 31, 2000, the Servicer shall provide (as such information becomes reasonably available to the Servicer) the Master Servicer such information concerning the Mortgage Loans and annual remittances to the Master
Servicer therefrom as is necessary for each Certificateholder to prepare its federal income tax return. Such obligation of the Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Servicer to the Master Servicer pursuant to any requirements of the Code as from time to time are in force.

     Beginning with calendar year 2001, the Servicer shall prepare and file any and all tax returns, information statements or other filings for the portion of the tax year 2000 and the portion of subsequent tax years for which the Servicer has serviced some or all of the Mortgage Loans hereunder as such returns, information statements or other filings are required to be delivered to any governmental taxing authority or to the Master Servicer pursuant to any applicable law with respect to the Mortgage Loans and the transactions contemplated hereby. In addition, the Servicer shall provide the Master
Servicer with such information concerning the Mortgage Loans as is necessary for the Master Servicer to prepare the Trust Fund's federal income tax return.

     Section 4.03 Monthly Advances by Servicer.

     On the Business Day immediately preceding each Remittance Date, the Servicer shall deposit in the Custodial Account from its own funds or from amounts held for future distribution an amount equal to all Monthly Payments which were due on the Mortgage Loans during the applicable Due Period and which were delinquent at the close of business on the immediately preceding
Determination Date. Any amounts held for future distribution and so used shall be replaced by the Servicer by deposit in the Custodial Account on or before any future Remittance Date if funds in the Custodial Account on such Remittance Date shall be less than remittances to the Master Servicer required to be made on such Remittance Date. The Servicer shall keep appropriate records of such amounts and will provide such records to the Master Servicer and the Guarantor upon request. The Guarantor, in its reasonable judgment, shall have the right to require the Servicer to remit from its own funds to the Custodial Account an amount equal to all Monthly Advances previously made out of funds held in the Custodial Account and not previously reimbursed from collections on the Mortgage Loans, and in such event, the Servicer shall thereafter remit all Monthly Advances from its own funds. In no event shall the preceding sentence be construed as limiting the Servicer's right to (i) pass through late collections on the related Mortgage Loans in lieu of making
Monthly Advances or (ii) reimburse itself for such Monthly Advances from late collections on the related Mortgage Loans.

     The Servicer shall make Monthly Advances through the Distribution Date immediately preceding the distribution of all Liquidation Proceeds and other payments or recoveries (including insurance proceeds and condemnation proceeds) with respect to the related Mortgage Loans.

     Section 4.04 Compensating Interest.

     The Servicer shall deposit in the Custodial Account on a daily basis, and retain therein with respect to each Principal Prepayment, the Prepayment
Interest Shortfall Amount, if any, for the month of such distribution. Such deposit shall be made from the Servicer's own funds, without reimbursement therefor up to a maximum amount per month of the Servicing Fee actually received for such month for the Mortgage Loans.

     Section 4.05 Credit Reporting.

     For each Mortgage Loan, in accordance with its current servicing practices, the Servicer will accurately and fully report its underlying borrower credit files to each of the following credit repositories or their successors: Equifax Credit Information Services, Inc., Trans Union, LLC and
Experian Information Solution, Inc., on a monthly basis in a timely manner.

                                  ARTICLE V.
                         GENERAL SERVICING PROCEDURES

     Section 5.01 Servicing Compensation.

     As consideration for servicing the Mortgage Loans subject to this Agreement, the Servicer shall retain (a) the relevant Servicing Fee for each Mortgage Loan remaining subject to this Agreement during any month and (b)
Ancillary Income. The Servicing Fee shall be payable monthly. The Servicing
Fees shall be payable only at the time of and with respect to those Mortgage
Loans for which payment is in fact made of the entire amount of the Monthly
Payment or as otherwise provided in Section 3.04. The obligation of the Trustee to pay the Servicing Fees is limited as provided in Section 3.04. The aggregate of the Servicing Fees payable to the Servicer for any month with respect to the Mortgage Loans shall be reduced by any Prepayment Interest
Shortfall Amount with respect to such month.

     The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except as specifically provided for herein.

     Section 5.02 Annual Audit Report.

     On or before April 30 of each year, beginning with April 30, 2001, Servicer shall, at its own expense, cause a firm of independent public accountants (who may also render other services to Servicer), which is a member of the American Institute of Certified Public Accountants, to furnish to the Seller, the Master Servicer and the Guarantor (i) year-end audited (if available) financial statements of the Servicer and (ii) a statement to the effect that such firm has examined certain documents and records for the preceding fiscal year (or during the period from the date of commencement of such servicer's duties hereunder until the end of such preceding fiscal year in the case of the first such certificate) and that, on the basis of such examination conducted substantially in compliance with the Uniform Single
Attestation Program for Mortgage Bankers, such firm is of the opinion that Servicer's overall servicing operations have been conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers except for such exceptions that, in the opinion of such firm, the Uniform Single Attestation
Program for Mortgage Bankers requires it to report, in which case such exceptions shall be set forth in such statement.

     Section 5.03 Annual Officer's Certificate.

     On or before April 30 of each year, beginning with April 30, 2001, the Servicer, at its own expense, will deliver to the Seller, the Master Servicer and the Guarantor a Servicing Officer's certificate stating, as to each signer thereof, that (i) a review of the activities of the Servicer during such preceding fiscal year and of performance under this Agreement has been made under such officers' supervision, and (ii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement for such year, or, if there has been a default in the fulfillment of all such obligations, specifying each such default known to such officers and the nature and status thereof including the steps being taken by the Servicer to remedy such default.

                                 ARTICLE VI.

                          REPRESENTATIONS, WARRANTIES
                                AND AGREEMENTS

     Section 6.01 Representations, Warranties and Agreements of the Servicer.

     The Servicer, as a condition to the consummation of the transactions contemplated hereby, hereby makes the following representations and warranties to the Seller as of the Closing Date:

     (a) Due Organization and Authority. The Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Servicer, and in any event the Servicer is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the terms of this Agreement; the Servicer has the full power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Servicer and all requisite action has been taken by the Servicer to make this Agreement valid and binding upon the Servicer in accordance with its terms;

     (b) Ordinary Course of Business. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Servicer;

     (c) No Conflicts. Neither the execution and delivery of this Agreement, the acquisition of the servicing responsibilities by the Servicer or the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Servicer's organizational documents or any legal restriction or any agreement or instrument to which the Servicer is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject, or impair the ability of the Servicer to service the Mortgage Loans, or impair the value of the Mortgage Loans;

     (d) Ability to Perform. The Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

     (e) No Litigation Pending. There is no action, suit, proceeding or investigation pending or threatened against the Servicer which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Servicer, or in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted, or in any material liability on the part of the Servicer, or which would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of the Servicer contemplated herein, or which would be likely to impair materially the ability of the Servicer to perform under the terms of this Agreement;

     (f) No Consent Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of or compliance by the Servicer with this Agreement;

     (g) Ability to Service. The Servicer is an approved seller/servicer of conventional residential mortgage loans for FNMA, FHLMC or GNMA, with the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans. The
Servicer is in good standing to service mortgage loans for either FNMA, FHLMC or GNMA. The Servicer is a member in good standing of the MERS system;

     (h) No Untrue Information. Neither this Agreement nor any statement, report or other document furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of fact or omits to state a fact necessary to make the statements contained therein not misleading; and

     (i) No Commissions to Third Parties. The Servicer has not dealt with any broker or agent or anyone else who might be entitled to a fee or commission in connection with this transaction other than the Seller.

     Section 6.02 Remedies for Breach of Representations and Warranties of the
Servicer.

     It is understood and agreed that the representations and warranties set forth in Section 6.01 shall survive the engagement of the Servicer to perform the servicing responsibilities as of the Closing Date hereunder and the delivery of the Servicing Files to the Servicer and shall inure to the benefit of the Seller, the Trustee and the Guarantor. Upon discovery by either the Servicer, the Master Servicer, the Guarantor, the Trustee or the Seller of a breach of any of the foregoing representations and warranties which materially and adversely affects the ability of the Servicer to perform its duties and obligations under this Agreement or otherwise materially and adversely affects the value of the Mortgage Loans, the Mortgaged Property or the priority of the security interest on such Mortgaged Property or the interest of the Seller, the Trustee or the Guarantor the party discovering such breach shall give prompt written notice to the other.

     Within 60 days of the earlier of either discovery by or notice to the Servicer of any breach of a representation or warranty set forth in Section
6.01 which materially and adversely affects the ability of the Servicer to perform its duties and obligations under this Agreement or otherwise materially and adversely affects the value of the Mortgage Loans, the Mortgaged Property or the priority of the security interest on such Mortgaged
Property, the Servicer shall use its Best Efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Servicer shall, at the Trustee's or the Master Servicer's option, assign the Servicer's rights and obligations under this Agreement (or respecting the affected
Mortgage Loans) to a successor Servicer. Such assignment shall be made in accordance with Sections 9.01 and 9.02.

     In addition, the Servicer shall indemnify the Seller, the Guarantor, the Trustee and the Master Servicer and hold each of them harmless against any Costs resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Servicer representations and warranties contained in this Agreement. It is understood and agreed that the remedies set forth in this Section 6.02 constitute the sole remedies of the Master Servicer, the Guarantor and the Trustee respecting a breach of the foregoing representations and warranties.

     Any cause of action against the Servicer relating to or arising out of the breach of any representations and warranties made in Section 6.01 shall accrue upon (i) discovery of such breach by the Servicer or notice thereof by the Seller, the Guarantor, the Trustee or Master Servicer to the Servicer,
(ii) failure by the Servicer to cure such breach within the applicable cure period, and (iii) demand upon the Servicer by the Seller, the Trustee, the Guarantor or the Master Servicer for compliance with this Agreement.

     Section 6.03 Additional Indemnification by the Servicer; Third Party
Claims.

     The Servicer shall indemnify the Seller, the Master Servicer, the Guarantor and the Trust Fund and hold them harmless against any and all Costs that the indemnified party may sustain in any way related to (i) the failure of the Servicer to perform its duties and service the Mortgage Loans in material compliance with the terms of this Agreement or (ii) the failure of the Servicer to cause any event to occur which requires its "Best Efforts" under this Agreement. The Servicer shall immediately notify the Seller, the Master Servicer, the Guarantor, the Trustee, or any other relevant party if a claim is made by a third party with respect to this Agreement or the Mortgage
Loans, assume (with the prior written consent of the indemnified party) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, promptly pay, discharge and satisfy any judgment or decree which may be entered against it or any indemnified party in respect of such claim and follow any written instructions received from such indemnified party in connection with such claim. The Servicer shall be promptly reimbursed from the Trust Fund for all amounts advanced by it pursuant to the preceding sentence except when the claim is in any way related to the Servicer's indemnification pursuant to Section 6.02, or the failure of the Servicer to service and administer the Mortgage Loans in material compliance with the terms of this Agreement. In the event a dispute arises between an indemnified party and the Servicer with respect to any of the rights and obligations of the parties pursuant to this Agreement, and such dispute is adjudicated in a court of law, by an arbitration panel or any other judicial process, then the losing party shall indemnify and reimburse the winning party for all attorney's fees and other costs and expenses related to the adjudication of said dispute.

                                 ARTICLE VII.
                                 THE SERVICER

     Section 7.01 Merger or Consolidation of the Servicer.

     The Servicer shall keep in full effect its existence, rights and franchises as a corporation, and shall obtain and preserve its qualification to do business as a foreign entity in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

     Any Person into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to the business of the Servicer, shall, with the prior written consent of the Guarantor, be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided, however, that the successor or surviving Person shall be an institution (i) having a net worth of not less than $25,000,000, and (ii) which is a FHLMC-approved servicer in good standing.

     Section 7.02 Limitation on Liability of the Servicer and Others.

     Neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be under any liability to the Seller, the Master
Servicer, the Guarantor or the Trustee for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment, provided, however, that this provision shall not protect the Servicer or any such person against any breach of warranties or representations made herein, or failure to perform its obligations in strict compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expense or liability, provided, however, that the Servicer may, with the consent of the Master
Servicer, undertake any such action which it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto.
In such event, the Servicer shall be entitled to reimbursement from the Trust
Fund for the reasonable legal expenses and costs of such action.

     Section 7.03 Limitation on Resignation and Assignment by the Servicer.

The Seller has entered into this Agreement with the Servicer in reliance upon the independent status of the Servicer, and the representations as to the adequacy of its servicing facilities, plant, personnel, records and procedures, its integrity, reputation and financial standing, and the continuance thereof. Therefore, the Servicer shall neither assign its rights under this Agreement or the servicing hereunder nor delegate its duties hereunder or any portion thereof, or sell or otherwise dispose of all or substantially all of its property or assets without, in each case, the prior written consent of the Seller, the Guarantor and the Master Servicer, which consent, in the case of an assignment of rights or delegation of duties, shall be granted or withheld in the discretion of the Seller, the Guarantor and the Master Servicer, and which consent, in the case of a sale or disposition of all or substantially all of the property or assets of the Servicer, shall not be unreasonably withheld; provided, that in each case, there must be delivered to the Master Servicer, the Trustee and the Guarantor a letter from each Rating Agency to the effect that such transfer of servicing or sale or disposition of assets will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Certificates.
Notwithstanding the foregoing, the Servicer, without the consent of the Seller, the Master Servicer, the Guarantor or the Trustee, may retain third party contractors to perform certain servicing and loan administration functions, including without limitation, hazard insurance administration, tax payment and administration, flood certification and administration, collection services and similar functions; provided, that the retention of such contractors by Servicer shall not limit the obligation of the Servicer to service the Mortgage Loans pursuant to the terms and conditions of this Agreement.

     The Servicer shall not resign from the obligations and duties hereby imposed on it except by mutual consent of the Servicer, the Master Servicer and the Guarantor or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Master Servicer, the Guarantor and the Trustee which Opinion of Counsel shall be in form and substance acceptable to the Master Servicer, the Guarantor and the Trustee. No such resignation shall become effective until a successor shall have assumed the Servicer's responsibilities and obligations hereunder in the manner provided in Section 9.01.

     Without in any way limiting the generality of this Section 7.03, in the event that the Servicer either shall assign this Agreement or the servicing responsibilities hereunder or delegate its duties hereunder or any portion thereof or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written consent of the Seller, the Guarantor and the Master Servicer, then such parties shall have the right to terminate this Agreement upon notice given as set forth in Section 8.01, without any payment of any penalty or damages and without any liability whatsoever to the Servicer or any third party.

                                ARTICLE VIII.
                                  TERMINATION

     Section 8.01 Termination for Cause.

     This Agreement shall be terminable at the option of the Seller or the Master Servicer if any of the following events of default exist on the part of the Servicer:

          (i) any failure by the Servicer to remit to the Master Servicer any payment required to be made under the terms of this Agreement which continues unremedied for a period of one Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Master Servicer; or

          (ii) failure by the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer set forth in this Agreement which continues unremedied for a period of 15 days; or

          (iii) failure by the Servicer to maintain its license to do business or service residential mortgage loans in any jurisdiction, if required by such jurisdiction, where the Mortgaged Properties are located; or

          (iv) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, including bankruptcy, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

          (v) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or

          (vi) the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or cease its normal business operations for three Business
Days; or

          (vii) the Servicer ceases to meet the qualifications of a FNMA, FHLMC or GNMA lender/servicer; or

          (viii) the Servicer attempts to assign the servicing of the Mortgage
Loans or its right to servicing compensation hereunder or the Servicer attempts to sell or otherwise dispose of all or substantially all of its property or assets or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof, in each case without complying fully with the provisions of Section
7.03.

     In each and every such case, so long as an event of default shall not have been remedied within the applicable cure period, in addition to whatever rights the Seller or the Master Servicer may have at law or equity to damages, including injunctive relief and specific performance, the Seller or the Master
Servicer, by notice in writing to the Servicer, may terminate all the rights and obligations of the Servicer under this Agreement and in and to the servicing contract established hereby and the proceeds thereof.

     Upon receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in a successor
Servicer appointed by the Seller and the Master Servicer. Upon written request from the Seller, the Servicer shall prepare, execute and deliver to the successor entity designated by the Seller any and all documents and other instruments, place in such successor's possession all Servicing Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement or assignment of the Mortgage Loans and related documents, at the Servicer's sole expense. The Servicer shall cooperate with the Seller and the Master Servicer and such successor in effecting the termination of the Servicer's responsibilities and rights hereunder, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

     By a written notice, the Seller and the Master Servicer, with the consent of the Guarantor, may waive any default by the Servicer in the performance of its obligations hereunder and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

     Section 8.02 Termination Without Cause.

     (a) This Agreement shall terminate upon: (i) the later of (a) the distribution of the final payment or liquidation proceeds on the last Mortgage
Loan to the Trust Fund, and (b) the disposition of all REO Property acquired upon foreclosure of the last Mortgage Loan and the remittance of all funds due hereunder or (ii) mutual consent of the Servicer and the Trustee in writing, provided such termination is also acceptable to the Master Servicer, the Guarantor and the Rating Agencies. In addition, with the prior written consent of the Guarantor, the Directing Holder may terminate this Agreement with respect to all of the Mortgage Loans, without cause, provided, that the Directing Holder gives the Servicer 30 days' notice. Any such notice of termination shall be in writing and delivered to the Servicer by registered mail to the address set forth in Section 9.03. The Directing Holder and the Servicer shall comply with the termination procedures set forth in Section
9.01 hereof. In connection with any termination pursuant to clause (ii) of the first sentence of this Section 8.02(a), all unreimbursed Servicing Fees, Servicing Advances and Monthly Advances still owing the Servicer shall be paid at the time of such termination by the Trust Fund. Upon a termination of the Servicer for cause pursuant to this Section 8.02 or Section 9.17, all unreimbursed Servicing Fees, Servicing Advances and Monthly Advances still owing the Servicer shall be paid by the Trust Fund as such amounts are received from the related Mortgage Loans. In connection with any termination pursuant to the second sentence of this Section 8.02(a), the Directing Holder will be responsible for reimbursing the Servicer for all unreimbursed out-of-pocket Servicing Advances, Monthly Advances and Servicing Fees and other reasonable and necessary out-of-pocket costs associated with any transfer of servicing at the time of such transfer of servicing.

     (b) In the event that the Servicer decides to terminate its obligations under this Agreement as set forth in clause (ii) of Section 8.02(a), the Servicer agrees that it will continue to service the Mortgage Loans beyond the prescribed termination date until such time as the Master Servicer, using reasonable commercial efforts, is able to identify a successor servicer meeting the characteristics of Sections 7.01 and 9.01.

                                 ARTICLE IX.
                           MISCELLANEOUS PROVISIONS

     Section 9.01 Successor to the Servicer.

     Simultaneously with the termination of the Servicer's responsibilities and duties under this Agreement (a) pursuant to Sections 6.02, 7.03, 8.01 or 8.02(a)(ii), the Master Servicer shall (i) succeed to and assume all of the Servicer's responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor having the characteristics set forth in clauses (i) and (ii) of Section 7.01 and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement simultaneously with the termination of the Servicer's responsibilities, duties and liabilities under this Agreement; or (b) pursuant to Section 8.02(a)(iii), the Seller shall appoint a successor having the characteristics set forth in clauses (i) and (ii) of Section 7.01 and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement simultaneously with the termination of the Servicer's responsibilities, duties and liabilities under this Agreement. Any successor to the Servicer shall be subject to the approval of the Master Servicer and the Guarantor and, to the extent required by the Trust Agreement, the Trustee, shall be a member in good standing of the MERS system (if any of the Mortgage Loans are MERS Eligible Mortgage Loans, unless such Mortgage Loans are withdrawn from MERS and Assignments of Mortgage are recorded in favor of the Trustee at the expense of the successor Servicer).
Any approval of a successor servicer by the Master Servicer and, to the extent required by the Trust Agreement, the Trustee, shall be conditioned upon the receipt by the Master Servicer, the Trustee and the Guarantor of a letter from each Rating Agency to the effect that such transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Certificates. In connection with such appointment and assumption, the Master Servicer or the Seller, as applicable, may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree, provided, however, that no such compensation shall be in excess of that permitted the Servicer under this Agreement. In the event that the Servicer's duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, the Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of the Servicer pursuant to the aforementioned sections shall not become effective until a successor shall be appointed pursuant to this Section 9.01 and shall in no event relieve the Servicer of the representations and warranties made pursuant to Section 6.01 and the remedies available to the Master Servicer, the Guarantor and the Seller under Section 6.02 and 6.03, it being understood and agreed that the provisions of such Sections 6.01, 6.02 and 6.03 shall be applicable to the Servicer notwithstanding any such resignation or termination of the Servicer, or the termination of this Agreement.

     Within a reasonable period of time, but in no event longer than 30 days of the appointment of a successor entity, the Servicer shall prepare, execute and deliver to the successor entity any and all documents and other instruments, place in such successor's possession all Servicing Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement of the Mortgage Notes and related documents, and the preparation and recordation of Assignments of Mortgage. The Servicer shall cooperate with the Trustee, the Master Servicer or the Seller, as applicable, and such successor in effecting the termination of the Servicer's responsibilities and rights hereunder and the transfer of servicing responsibilities to the successor Servicer, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

     Any successor appointed as provided herein shall execute, acknowledge and deliver to the Trustee, the Servicer, the Master Servicer and the Seller an instrument (i) accepting such appointment, wherein the successor shall make the representations and warranties set forth in Section 6.01 (including a representation that the successor Servicer is a member of MERS, unless none of the Mortgage Loans are MERS Mortgage Loans or MERS Eligible Mortgage Loans or any such Mortgage Loans have been withdrawn from MERS and Assignments of Mortgage are recorded in favor of the Trustee) and (ii) an assumption of the due and punctual performance and observance of each covenant and condition to be performed and observed by the Servicer under this Agreement, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer, with like effect as if originally named as a party to this Agreement. Any termination or resignation of the Servicer or termination of this Agreement pursuant to Sections 6.02, 7.03, 8.01 or 8.02 shall not affect any claims that the Master
Servicer, the Guarantor or the Trustee may have against the Servicer arising out of the Servicer's actions or failure to act prior to any such termination or resignation. In addition, in the event any successor Servicer is appointed pursuant to Section 8.02(a)(iii) of this Agreement, such successor Servicer must satisfy the conditions relating to the transfer of servicing set forth in the Trust Agreement.

     The Servicer shall deliver promptly to the successor Servicer the funds in the Custodial Account and Escrow Account and all Mortgage Loan documents and related documents and statements held by it hereunder and the Servicer shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Servicer.

     Upon a successor's acceptance of appointment as such, the Servicer shall notify the Trustee, the Seller, the Guarantor and Master Servicer of such appointment in accordance with the procedures set forth in Section 9.03.

     Section 9.02 Costs.

     The Seller shall pay any legal fees and expenses of its attorneys. Costs and expenses incurred in connection with the transfer of the servicing responsibilities, including fees for delivering Servicing Files, shall be paid by the Seller. Subject to Sections 2.02 and 3.01(a), the Depositor shall pay the costs associated with the preparation, delivery and recording of Assignments of Mortgages.

     Section 9.03 Notices.

     All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if sent by facsimile or mailed by overnight courier, addressed as follows (or such other address as may hereafter be furnished to the other party by like notice):

          (i) if to the Seller:

                   Lehman Capital, A Division of
                   Lehman Brothers Holdings Inc.
                   Three World Financial Center
                   New York, New York  10285
                   Attention: Manager, Contract Finance
                   Telephone No.:   (212) 526-5837
                   Telecopier No.:  (212) 526-6154

          (ii) if to the Servicer:

                   Aurora Loan Services Inc.
                   2530 South Parker Road
                   Suite 601
                   Aurora, Colorado  80014
                   Attention:  Rick Skogg
                   Telephone No.:   (303) 632-3000
                   Telecopier No.:  (303) 632-3001

                   and

                   Aurora Loan Services Inc.
                   601 Fifth Avenue
                   P.O. Box 1706
                   Scottsbluff, Nebraska  69361
                   Attention:  Manager, Loan Administration
                   Telephone No.:   (308) 635-3500
                   Telecopier No.:  (308) 220-2747

          (iii) if to the Master Servicer:

                   Wells Fargo Bank Minnesota, National Association
                   11000 Broken Land Parkway
                   Columbia, Maryland  21044
                   Attn:  Master Servicing Department, ARC 2000-BC3
                   Telephone:  (410) 884-2000
                   Facsimile:  (410) 884-2360

          (iv) If to the Trustee:

                   First Union National Bank
                   401 S. Tryon Street NC.1179
                   Charlotte, North Carolina  28288-1174
                   Attention:  Structured Finance Trust Services (ARC 2000-BC3)
                   Telephone:  (704) 383-9468
                   Facsimile:  (704) 383-6039

          (v) If to the Guarantor:

                    Federal Home Loan Mortgage Corporation
                    8200 Jones Branch Road
                    McLean, Virginia  22102
                    Attention:  Structured Finance - Director of Specialized
                                Business Services
                    Telephone:  (703) 903-2935
                    Facsimile:  (703) 903-4228

     Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee.

     Section 9.04 Severability Clause.

     Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage
Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure the economic effect of which is as close as possible to the economic effect of this Agreement without regard to such invalidity.

     Section 9.05 No Personal Solicitation.

     From and after the Closing Date, the Servicer hereby agrees that it will not take any action or permit or cause any action to be taken by any of its agents or affiliates, or by any independent contractors on the Servicer's behalf, to personally, by telephone or mail, solicit the borrower or obligor under any Mortgage Loan (on a targeted basis) for any purposes of prepayment, refinancing or modification of the related Mortgage Loan, provided, however, that this limitation shall not prohibit Servicer from soliciting such Mortgagor for purposes of prepayment, refinance or modification of any loan owned or serviced by Servicer other than a Mortgage Loan. It is understood and agreed that, among other marketing activities, promotions undertaken by Servicer which are directed of the general public at large or which are directed generally to a segment of the then existing customers of Servicer or any of its direct or indirect subsidiaries (including, without limitation, the mailing of promotional materials to Servicer's deposit customers by inserting such materials into customer account statements, mass mailings based on commercially acquired mailing lists and newspaper, radio and television advertisements) shall not constitute solicitation under this section. In the event the Servicer does refinance any Mortgage Loan as a result of a violation of the requirements set forth in this Section 9.05, Servicer hereby agrees to pay to the Trust Fund an amount equal to the difference, if any, between the amount that the Trust Fund would have received if it had sold the Mortgage
Loan to a third party, and the proceeds received by the Trust Fund as result of such refinancing.

     Section 9.06 Counterparts.

     This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

     Section 9.07 Place of Delivery and Governing Law.

     This Agreement shall be deemed in effect when a fully executed counterpart thereof is received by the Seller in the State of New York and shall be deemed to have been made in the State of New York. THIS AGREEMENT
SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE
OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER
SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK,
NOTWITHSTANDING NEW YORK OR OTHER CHOICE OF LAW RULES TO THE CONTRARY.

     Section 9.08 Further Agreements.

     The Seller and the Servicer each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

     Section 9.09 Intention of the Parties.

     It is the intention of the parties that the Seller is conveying, and the Servicer is receiving, only a contract for servicing the Mortgage Loans.
Accordingly, the parties hereby acknowledge that the Trust Fund remains the sole and absolute owner of the Mortgage Loans and all rights (other than the servicing rights) related thereto.

     Section 9.10 Successors and Assigns; Assignment of Servicing Agreement.

     This Agreement shall bind and inure to the benefit of and be enforceable by the Servicer, the Seller, the Trustee, the Master Servicer and the Guarantor and their respective successors and assigns. This Agreement shall not be assigned, pledged or hypothecated by the Servicer to a third party except in accordance with Section 7.03.

     Section 9.11 Assignment by Lehman Capital.

     The Seller shall have the right, upon notice to but without the consent of the Servicer, to assign, in whole or in part, its interest under this Agreement to the Depositor, which in turn shall assign such rights to the Trustee, and the Trustee then shall succeed to all rights of the Seller under this Agreement. All references to the Seller in this Agreement shall be deemed to include its assignee or designee and any subsequent assignee or designee, specifically including the Trustee.

     Section 9.12 [[Reserved.]]

     Section 9.13 Waivers.

     No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

     Section 9.14 Exhibits.

     The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

     Section 9.15 Intended Third Party Beneficiaries.

     Notwithstanding any provision herein to the contrary, the parties to this Agreement agree that it is appropriate, in furtherance of the intent of such parties as set forth herein, that the Master Servicer, the Trustee, the Guarantor and the Directing Holder receive the benefit of the provisions of this Agreement as intended third party beneficiaries of this Agreement to the extent of such provisions. The Servicer shall have the same obligations to the Master Servicer, the Trustee, the Guarantor and the Directing Holder as if they were parties to this Agreement, and the Master Servicer, the Trustee, the Guarantor and the Directing Holder shall have the same rights and remedies to enforce the provisions of this Agreement as if they were parties to this Agreement. The Servicer shall only take direction from the Master Servicer (if direction by the Master Servicer is required under this Agreement) unless otherwise directed by this Agreement or the Loss Mitigation Advisory
Agreement. Notwithstanding the foregoing, all rights and obligations of the Master Servicer and the Trustee hereunder (other than the right to indemnification) shall terminate upon termination of the Trust Agreement and of the Trust Fund pursuant to the Trust Agreement, and all rights of the Guarantor hereunder (other than the right to indemnification) shall terminate upon termination of the Trust Fund.

     Section 9.16 Guarantor Audit and Inspection Rights: Access to Financial
Statements.

     (a) During business hours, or at such other times as may be reasonable under the applicable circumstances, and upon reasonable advance notice to the Servicer, the Guarantor, with the assistance and cooperation of an appropriate
Servicing Officer or other knowledgeable financial officer of the Servicer, shall have the right to (i) review and audit the Servicer's servicing procedures as they relate to the Serviced Mortgage Loans and (ii) examine and audit the Servicing Files and related book, records and other information of the Servicer, but solely as they relate to the Serviced Mortgage Loans and this Agreement.

     (b) Within ninety days after the Closing Date, to the extent the Servicing Files contain information relating to the underwriting criteria used in the origination of each Mortgage Loan, the Guarantor will have the right to review up to 800 of the Servicing Files and the related underwriting documentation in order to ascertain whether each such Mortgage Loan was originated generally in accordance with the applicable underwriting standards.
If the Guarantor determines that more than 20% (by number) of such 800
Mortgage Loans were not originated in accordance with the applicable underwriting standards, the Guarantor will have the right to review additional
Servicing Files until the Guarantor obtains a sample containing less than 20%
(by number) of Mortgage Loans not so originated.

     (c) With respect to any Mortgage Loan that goes into foreclosure, the Guarantor will have the right to request the Servicer to deliver a copy of the related Servicing File to the Guarantor to review.

     (d) The Servicer shall make available upon the request of the Guarantor any comparable interim financial statements, but only to the extent that such statements have been prepared by or on behalf of the Servicer in the normal course of its business and are available upon request to its members or stockholders or to the public at large.

     Section 9.17 Guarantor Right of Termination or Declaration of Event of
Default.

     Notwithstanding any other provision of this Agreement, in the event either (i) any Class of Certificates issued by the Trust Fund with an initial rating assigned by the Rating Agencies of "AA" (or an equivalent rating) is downgraded to "A" (or an equivalent rating) or lower, or (ii) a Realized Loss is applied to reduce the principal balance of the Class B Certificates, the Guarantor, in its sole discretion, shall have the right to terminate the Servicer or Servicers (or any subservicers) of the Serviced Mortgage Loans to which such applied Realized Loss is attributable and to appoint a successor servicer in accordance with the procedures set forth in Section 9.01.

     Section 9.18 Fees for Failure to Provide Timely Reports.

     In the event the Master Servicer fails to provide certain reports to the Guarantor accurately, completely and timely due to the Servicer's failure to timely provide the necessary information to the Master Servicer, and the Master Servicer is required to pay a fee to the Guarantor, such fee shall be paid by the Servicer. The fees are as follows:

     1.  For the first such failure, the amount of $500.

     2.  For the second such failure, the amount of $750.

     3.  For the third such failure, the amount of $1,000.

     4. The fourth such failure in any successive two-year period shall constitute a Servicer Event of Default under this Agreement.

     Neither the Servicer nor the Master Servicer shall be required to make any such payments upon the first such failure during each successive two year period following the Closing Date.

     Section 9.19 Confidentiality.

     The Servicer and the Master Servicer shall keep the terms of this Agreement and the Trust Agreement regarding fees and expenses confidential to the extent such information is not otherwise disclosed in or pursuant to the Trust Agreement or any publicly available documents.

     Section 9.20 Deficiency Judgments.

     Pursuant to the Trust Agreement, the Holders of the Subordinate
Certificates that are or may be affected by a Realized Loss on a Liquidated
Mortgage Loan are deemed to have repurchased the ownership interest in such Liquidated Mortgage Loan held by Holders of the Senior Certificates. In connection with the liquidation of a Mortgage Loan, if (i) the Servicer is directed by the Master Servicer to seek a deficiency judgment, (ii) the Servicer is offered suitable indemnification and reimbursement for expenses from the Holders of Subordinate Certificates, and (iii) such action is permitted by law, the Servicer shall seek a deficiency judgment under such Liquidated Mortgage Loan on behalf of the Holders of the Subordinate
Certificates to the extent of any Realized Loss.

     Section 9.21 General Interpretive Principles.

     For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

     (a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

     (b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

     (c) references herein to "Articles", "Sections", "Subsections",
"Paragraphs", and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

     (d) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

     (e) the words "herein", "hereof", "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision;
and

     (f) the term "include" or "including" shall mean by reason of enumeration.

     Section 9.22 Reproduction of Documents.

     This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.


     IN WITNESS WHEREOF, the Servicer and the Seller have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

                                  LEHMAN CAPITAL, A DIVISION OF LEHMAN
                                  BROTHERS HOLDINGS INC., as Seller



                                  By: /s/ Stanley Labanowski
                                      ----------------------------------------
                                      Name: Stanley Labanowski
                                      Title: Authorized Signatory


                                  AURORA LOAN SERVICES INC.,
                                  as Servicer



                                  By: /s/ Rick W. Skogg
                                      ----------------------------------------
                                      Name: Rick W. Skogg
                                      Title: President

Acknowledged by:

WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as Master Servicer



By: /s/ Peter A. Gobell
  ----------------------------------------------
Name: Peter A. Gobell
Title: Assistant Vice President


FIRST UNION NATIONAL BANK,
as Trustee



By: /s/ Stephanie J. Purdy
    --------------------------------------------
Name: Stephanie J. Purdy
Title: Trust Officer


FEDERAL HOME LOAN MORTGAGE CORPORATION,
as Guarantor


By: /s/ Charles W. Pearson
   ----------------------------------------------
Name: Charles W. Pearson
Title: Director-Securities Servicing & Processing

                                  EXHIBIT A-1

                          Schedule of Mortgage Loans

                                  EXHIBIT A-2

            MONTHLY REPORTING FORMAT TO WELLS FARGO BANK MINNESOTA

The format for the tape should be:

1.  Record length of 240
2.  Blocking factor of 07 records per block
3.  ASCII
4.  Unlabeled tape
5.  6250 or 1600 BPI (please indicate)


                                                                      COBOL
Field Name                          Position         Length         "picture"
----------                          --------         ------         ---------

Master Servicer No.                 001-002          2               "01"
Unit Code                           003-004          2               "  "
Loan Number                         005-014          10              X(10)
Borrower Name                       015-034          20              X(20)
Old Payment Amount                  035-045          11              S9(9)V9(02)
Old Loan Rate                       046-051          6               9(2)V9(04)
Servicer Fee Rate                   052-057          6               9(2)V9(04)
Servicer Ending Balance             058-068          11              S9(9)V9(02)
Servicer Next Due Date              069-076          8               CCYYMMDD
Curtail Amt 1 - Before              077-087          11              S9(9)V9(02)
Curtail Date 1                      088-095          8               CCYYMMDD
Curtail Amt 1 - After               096-106          11              S9(9)V9(02)
Curtail Amt 2 - Before              107-117          11              S9(9)V9(02)
Curtail Date 2                      118-125          8               CCYYMMDD
Curtail Amt 2 - After               126-136          11              S9(9)V9(02)
Curtail Amt 3 - Before              137-147          11              S9(9)V9(02)
Curtail Date 3                      148-155          8               CCYYMMDD
Curtail Amt 3 - After               156-166          11              S9(9)V9(02)
New Payment Amount                  167-177          11              S9(9)V9(02)
New Loan Rate                       178-183          6               9(2)V9(04)
Index Rate                          184-189          6               9(2)V9(04)
Remaining Term                      190-192          3               9(3)
Liquidation Amount                  193-203          11              S9(9)V9(02)
Action Code                         204-205          2               X(02)
Scheduled Principal                 206-216          11              S9(9)V9(02)
Scheduled Interest                  217-227          11              S9(9)V9(02)
Scheduled Ending Balance            228-238          11              S9(9)V9(02)
FILLER                              239-240          2               X(02)

Trailer Record:
Number of Records                   001-006          6               9(06)
FILLER                              007-240          234             X(234)

Field Names and Descriptions:

Field Name                              Description
----------                              -----------

Master Servicer No.                     Hard code as "01" used internally

Unit Code                               Hard code as "  " used internally

Loan Number                             Investor's loan number

Borrower Name                           Last name of borrower

Old Payment Amount                      P&I amount used for the applied payment

Old Loan Rate                           Gross interest rate used for the
                                        applied payment

Servicer Fee Rate                       Servicer's fee rate

Servicer Ending Balance                 Ending actual balance after a payment
                                        has been applied

Servicer Next Due Date                  Borrower's next due date for a payment

Curtailment Amount 1 - Before           Amount of curtailment applied before
                                        the payment

Curtailment Date 1                      Date of curtailment should coincide
                                        with the payment date applicable to the
                                        curtailment

Curtailment Amount 1 - After            Amount of curtailment applied after the
                                        payment

Curtailment Amount 2 - Before           Amount of curtailment applied before
                                        the payment

Curtailment Date 2                      Date of curtailment should coincide
                                        with the payment date applicable to the
                                        curtailment

Curtailment Amount 2 - After            Amount of curtailment applied after the
                                        payment

Curtailment Amount 3 - Before           Amount of curtailment applied before
                                        the payment

Curtailment Date 3                      Date of curtailment should coincide
                                        with the payment date applicable to the
                                        curtailment

Curtailment Amount 3 - After            Amount of curtailment applied after the
                                        payment

New Payment Amount                      For ARM, Equal, or Buydown loans, when
                                        a payment change occurs, this is the
                                        scheduled payment

New Loan Rate For ARM loans, when the gross interest rate change occurs, this is the scheduled rate

Index Rate                              For ARM loans, the index rate used in
                                        calculating the new gross interest rate

Remaining Term                          For ARM loans, the number of months
                                        left on the loan used to determine the
                                        new P&I amount

Liquidation Amount                      The payoff amount of the loan

Action Code                             For delinquent loans:
                                        12 -- Relief Provisions
                                        15 -- Bankruptcy/Litigation
                                        20 -- Referred for Deed-in-lieu, short
                                              sale
                                        30 -- Referred to attorney to begin
                                              foreclosure
                                        60 -- Loan Paid in full
                                        70 -- Real Estate Owned

Scheduled Principal                     Amount of principal from borrower
                                        payment due to bondholder

Scheduled Interest                      Amount of interest from borrower
                                        payment due to bondholder

Scheduled Ending Balance                Ending scheduled balance of loan

FILLER                                  Should be filled with spaces

Delinquency Reporting Data Fields to be
provided to Master Servicer



Servicer Loan #
Investor Loan #
Borrower Name
Address
State
Due Date
Action Code
FC Received
File Referred to Atty
NOD
Complaint Filed
Sale Published
Target Sale Date
Actual Sale Date
Loss Mit Approval Date
Loss Mit Type
Loss Mit Estimated Completion Date
Loss Mit Actual Completion Date
Loss Mit Broken Plan Date
BK Chapter
BK Filed Date
Post Petition Due
Motion for Relief
Lift of Stay
RFD
Occupant Code
Eviction Start Date
Eviction Completed Date
List Price
List Date
Accepted Offer Price
Accepted Offer Date
Estimated REO Closing Date
Actual REO Sale Date

WELLS FARGO BANK MINNESOTA, N.A.
Form 332

------------------------------------------------------------------------------
Calculation of Realized Loss
----------------------------

Purpose
-------

To provide the Servicer with a form for the calculation of any Realized Loss (or gain) as a result of a Mortgage Loan having been foreclosed and Liquidated.

Distribution
------------

The Servicer will prepare the form in duplicate and send the original together with evidence of conveyance of title and appropriate supporting documentation to the Master Servicer with the Monthly Accounting Reports which supports the Mortgage Loan's removal from the Mortgage Loan Activity Report. The Servicer will retain the duplicate for its own records.

Due Date
--------

The form will be submitted to the Master Servicer no later than 30 days after receipt of final liquidation proceeds and supporting documentation relating to any liquidated Mortgage Loan.

Preparation Instructions
------------------------

The numbers on the form correspond with the numbers listed below.
1.     The actual Unpaid Principal Balance of the Mortgage Loan.
2. The Total Interest Due less the aggregate amount of servicing fee that would have been earned if all delinquent payments had been made as agreed.
3-7. Complete as necessary. All line entries must be supported by copies of appropriate statements, vouchers, receipts, canceled checks, etc., to document the expense. Entries not properly documented will not be reimbursed to the Servicer.
8. Accrued Servicing Fees based upon the Scheduled Principal Balance of the Mortgage Loan as calculated on a monthly basis.
10.    The total of lines 1 through 9.

Credits

11-17. Complete as necessary. All line entries must be supported by copies of the appropriate claims forms, statements, payment checks, etc. to document the credit. If the Mortgage Loan is subject to a Bankruptcy Deficiency, the difference between the Unpaid Principal Balance of the Note prior to the Bankruptcy Deficiency and the Unpaid Principal Balance as reduced by the Bankruptcy Deficiency should be input on line 16.
18.    The total of lines 11 through 17.

Total Realized Loss (or Amount of Any Gain)

19.    The total derived from subtracting line 18 from 10. If the amount
       represents a realized gain, show the amount in parenthesis (   ).



                                                  WELLS FARGO BANK MINNESOTA, N.A.
                                                    CALCULATION OF REALIZED LOSS
     ---------------------------------------------------------------------------------------------------------------------------

         WELLS FARGO BANK MINNESOTA, N.A. Trust: ___________________________
         Prepared by:  __________________        Date:  _______________
         Phone:  ______________________

                 ----------------------------       --------------------------       -----------------------------
               | Servicer Loan No.           |    | Servicer Name             |    | Servicer Address              |
               |                             |    |                           |    |                               |
               |                             |    |                           |    |                               |
                 ----------------------------       --------------------------       -----------------------------

         WELLS FARGO BANK MINNESOTA, N.A.
         Loan No._____________________________
         Borrower's Name:________________________________________________________
         Property
         Address:________________________________________________________________
         Liquidation and Acquisition Expenses:
              Actual Unpaid Principal Balance of Mortgage Loan                        $ _______________(1)
              Interest accrued at Net Rate                                             ________________(2)
              Attorney's Fees                                                          ________________(3)
              Taxes                                                                    ________________(4)
              Property Maintenance                                                     ________________(5)
              MI/Hazard Insurance Premiums                                             ________________(6)
              Hazard Loss Expenses                                                     ________________(7)
              Accrued Servicing Fees                                                   ________________(8)
              Other (itemize)                                                          ________________(9)
              _________________________________________                                $__________________
              _________________________________________                                 __________________
              _________________________________________                                 __________________
              _________________________________________                                 __________________
         Total Expenses                                                               $ ______________(10)
         Credits:
              Escrow Balance                                                          $ ______________(11)
              HIP Refund                                                              ________________(12)
              Rental Receipts                                                         ________________(13)
              Hazard Loss Proceeds                                                    ________________(14)
              Primary Mortgage Insurance Proceeds                                     ________________(15)
              Proceeds from Sale of Acquired Property                                 ________________(16)
              Other (itemize)                                                         ________________(17)
              _________________________________________                               ____________________
              _________________________________________                               ____________________
         Total Credits                                                               $________________(18)
Total Realized Loss (or Amount of Gain)                                              $________________(19)


                                   EXHIBIT B

                      CUSTODIAL ACCOUNT LETTER AGREEMENT


                                                             _______ __, 20__

To:  ___________________________

     ___________________________

     ___________________________
     (the "Depository")


     As Servicer under the Servicing Agreement, dated as of August 1, 2000 (the "Agreement"), we hereby authorize and request you to establish an account, as a Custodial Account pursuant to Section 3.03 of the Agreement, to be designated as "in trust for Wells Fargo Bank Minnesota, National Association, as Master Servicer for ARC 2000-BC3 Trust." All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer. This letter is submitted to you in duplicate. Please execute and return one original to us.


                                    AURORA LOAN SERVICES INC.



                                    By:_______________________________________
                                       Name:
                                       Title:


     The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number __________, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above.


                                              ________________________________
                                              Depository



                                              By:_____________________________
                                              Name:
                                              Title:
                                              Date:

                                   EXHIBIT C

                        ESCROW ACCOUNT LETTER AGREEMENT


                                                              _______ __, 20__

To:  ___________________________

     ___________________________

     ___________________________
     (the "Depository")


     As Servicer under the Servicing Agreement, dated as of August 1, 2000 (the "Agreement"), we hereby authorize and request you to establish an account, as an Escrow Account pursuant to Section 3.05 of the Agreement, to be designated as "in trust for Wells Fargo Bank Minnesota, National Association, as Master Servicer for ARC 2000-BC3 Trust." All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer. This letter is submitted to you in duplicate. Please execute and return one original to us.




                                    AURORA LOAN SERVICES INC.



                                    By:_______________________________________
                                       Name:
                                       Title:


     The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number __________, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above.


                                                ______________________________
                                                Depository



                                                By:___________________________
                                                Name:
                                                Title:
                                                Date: